Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 28, 2012 on the consolidated financial statements of SinoCoking Coal and Coke Chemical Industries, Inc. as of and for the years ended June 30, 2012 and 2011, included in Post-Effective Amendment No. 3 to Form S-1 Registration Statement of SinoCoking Coal and Coke Chemical Industries, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

October 17, 2012